Exhibit 99.1

Reliant Bancorp, Inc. Reports Record Second Quarter Loans

Reports Second Quarter Net Income of $2.1 Million, or $0.19 Per Fully Diluted Share

Net Income, Excluding Merger Related Charges, Rises to $3.9 Million, or $0.34 Per Diluted Share

BRENTWOOD, Tenn.--(BUSINESS WIRE)--July 25, 2018--Reliant Bancorp, Inc. (“Reliant Bancorp” or the “Company”) (Nasdaq: RBNC), the parent company for Reliant Bank (“Reliant”), announced its second quarter results, including record loans and assets for the quarter ended June 30, 2018, and the successful conversion of the Community First's operating platform to Reliant's core system.

Second quarter net income attributable to common shareholders was $2.1 million, or $0.19 per fully diluted share, compared to $2.2 million, or $0.28 per fully diluted share, for the second quarter of 2017 and $3.7 million, or $0.33 per fully diluted share for the first quarter of 2018. Second quarter year to date net income attributable to common shareholders was $5.9 million, or $0.51 per fully diluted share, compared to $4.2 million, or $0.54 per fully diluted share for the same period in 2017. The 2018 results included merger related expenses of approximately $2.5 million for the second quarter and $2.7 million year to date arising from the merger with Community First that closed on January 1, 2018. Excluding merger related charges, second quarter net income attributable to common shareholders rose to $3.9 million, compared to $2.2 million for the second quarter of 2017 and $3.7 million for the first quarter of 2018. Excluding merger related charges, second quarter net income attributable to common shareholders rose 21.4% to $0.34 per fully diluted share when compared to the second quarter of 2017. Excluding merger related charges, net income attributable to common shareholders for the first six months of 2018 rose to $7.6 million, or $0.66 per fully diluted share, compared to $4.2 million, or $0.54 per fully diluted share, for the same period in 2017, an increase of 22.2%.

“Our second quarter results represent the third consecutive quarter of higher earnings, excluding merger related charges, which were driven by accelerating loan growth in the second half of the quarter, improved asset quality, efficiencies gained with the Community First merger and conversion, and increased bank segment noninterest income,” stated DeVan D. Ard, Jr., Chairman, President, and Chief Executive Officer. “We completed the conversion of Community First's systems in mid-May and expect to realize additional operating efficiencies and revenue synergies in the third quarter. Our associates worked very hard on all aspects of the conversion, and as a result customer retention has been very high.

“Job growth continues to power Nashville’s economy, led by Williamson and Maury counties, where employment grew 33% and 30%, respectively, from 2012 to 2017 according to the BLS. Further, Williamson County’s population is anticipated to grow 153% from 2010 to 2040, followed by Rutherford County, where we will open a new full service office in August, at a 99% growth rate. Jobs, low unemployment, and a relatively low cost of living continue to spur loan demand by businesses and individuals across the region, and have led to intense competition for deposits. We expect these positive economic trends to continue in the third quarter and for both loan yield and deposit costs to increase,” concluded Ard.

Key Highlights

  Net loans rose 59.4% to $1.1 billion in the second quarter of 2018, compared with the second quarter of 2017 and were up 3.3% (13.2% annualized) when compared to the first quarter of 2018. Second quarter new loan production totaled $124.2 million, an increase of 22%, compared with the first quarter of 2018. New loan production was primarily centered in C&D (36%), C&I (19%), and CRE (18%) loans.
  Total deposits grew 58.8% to $1.3 billion, compared with the second quarter of 2017, and declined slightly by 1.1% from the first quarter of 2018. We anticipate the openings of new banking centers in Murfreesboro in the third quarter and Chattanooga in the fourth quarter to be instrumental in growing core deposits in those markets.
  Noninterest bearing deposits rose 65.1% to $225.4 million at June 30, 2018, compared with the second quarter of 2017, and declined slightly by1.2% from the first quarter of 2018.
  Net interest margin declined to 3.74% for the second quarter of 2018, compared to 4.01% and 3.79% for the second of 2017 and the first quarter of 2018, respectively. The decrease in net interest margin in the second quarter of 2018 was due primarily to our cost of funds increasing at a faster pace than our yields on earning assets.
  Noninterest income rose 83.1% to $2.3 million in the second quarter of 2018, compared with $1.2 million in the second quarter of 2017, and was down 24.6% from $3.0 million, compared with the first quarter of 2018, due mainly to a decline of 43.9% in mortgage revenue. Based on the joint-venture agreement, the Company does not absorb any losses incurred by its mortgage venture. Bank segment noninterest income rose 118.7%, compared with the second quarter of 2017, and increased 0.9%, compared to the first quarter of 2018, driven by a 16.7% increase in service charges resulting from revised deposit product pricing at conversion.
  Noninterest expense rose 93.2% to $14.0 million, compared with $7.3 million in the second quarter of 2017. Noninterest expense rose 15.4% from $12.2 million in the first quarter of 2018. Noninterest expenses included pre-tax merger related expenses of approximately $2.5 million in the second quarter of 2018. Excluding merger related expenses, noninterest expenses declined 3.6%, compared with the first quarter of 2018, including lower salaries and employee benefits, occupancy, information technology and other operating expenses. Bank segment noninterest expenses rose 53.5% and mortgage segment noninterest expenses were up 88.1%, compared with the second quarter of 2017. We remain on track to recognize our estimated cost savings for the merger.
  Asset quality remained strong at June 30, 2018. Nonperforming assets to total assets was 0.39% in the second quarter of 2018, compared with 0.61% and 0.50% for the second quarter of 2017 and first quarter of 2018, respectively. Net recoveries were 0.05% in the second quarter of 2018, up from 0.03% in the second quarter of 2017, as we aggressively pursue problem asset mitigation.
  Our provision for loan losses for the second quarter of 2018 was $300,000 compared to $245,000 and $137,000, for the second 2017 and first quarter of 2018, respectively. The increase when compared to the first quarter of 2018 was driven by growth in loans.

Capital Position

Reliant’s capital position remained strong at June 30, 2018. The estimated tier 1 leverage ratio was 9.98%, compared with 10.25% at March 31, 2018, and 10.29% at June 30, 2017. Total stockholders’ equity rose to $202.3 million and tangible book value per common share was $13.06 at June 30, 2018, compared to $12.94 at March 31, 2018, and $12.73 at June 30, 2017, reflecting the impact of our private placement in the third quarter of 2017 and our merger with Community First in the first quarter of 2018 as well as earnings accretion. Reliant’s capital ratios are expected to be maintained significantly above the ratios of a “well-capitalized” institution.

Non-GAAP Financial Measures

This document contains non-GAAP financial measures. The non-GAAP measures in this release below include “adjusted net interest margin,” “adjusted net income attributable to common shareholders and related impact on ROA, ROE, and earnings per diluted share,” and “efficiency ratio.” We believe these non-GAAP measures provide useful information to investors because these are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe certain purchase accounting adjustments, income relating to the recoveries of purchased credit impaired loans, and merger expenses do not necessarily reflect the operational performance of the business in these periods; accordingly, it is useful to consider these line items with and without such adjustments. We believe this presentation also increases comparability of period-to-period results.

Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by other companies. We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measure. Non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for our results as reported under generally accepted accounting principles.

About Reliant Bancorp and Reliant Bank

Reliant Bancorp, Inc. is a Brentwood, Tennessee-based bank holding company which operates banking centers in Davidson, Robertson, Sumner, Williamson, Maury and Hickman counties, Tennessee along with loan and deposit production offices in Rutherford and Hamilton counties, Tennessee, through its wholly-owned subsidiary Reliant Bank. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending and mortgage products and services to business and consumer customers. As of June 30, 2018, Reliant Bancorp had approximately $1.7 billion in total assets, approximately $1.1 billion in loans and approximately $1.3 billion in deposits. For additional information, locations and hours of operation, please visit their website at www.reliantbank.com.

Forward Looking Statements

All statements, other than statements of historical fact, included in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the benefits to Reliant Bancorp of the Community First merger, Reliant Bancorp’s future financial and operating results (including the anticipated impact of the transaction on the combined company’s earnings per share and tangible book value) and Reliant Bancorp’s plans, objectives and intentions.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Reliant Bancorp to differ materially from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: (1) the effect of interest rate increases on the cost of deposits; (2) unanticipated weakness in loan demand or loan pricing; (3) greater than anticipated adverse conditions in the national or local economies in which we operate, including Middle Tennessee; (4) our ability to successfully integrate Community First’s business and operations with that of Reliant Bank; (5) lack of strategic growth opportunities or our failure to execute on those opportunities; (6) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (7) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits; (8) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on Reliant Bancorp’s results, including as a result of compression to net interest margin; (9) our ability to effectively manage problem credits; (10) our ability to successfully implement efficiency initiatives on time and in amounts projected; (11) our ability to successfully develop and market new products and technology; (12) the vulnerability of Reliant Bank’s network and online banking portals, and the systems of parties with whom we contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches; and (13) changes in laws or regulations. Additional factors which could affect the forward-looking statements can be found in Reliant Bancorp’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. Reliant Bancorp believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Reliant Bancorp disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

RELIANT BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
June 30, 2018, March 31, 2018 AND June 30, 2017
(Dollar Amounts in Thousands)
(Unaudited)

ASSETS	June 30, 2018	March 31, 2018	June 30, 2017
Cash and due from banks	$32,321	$51,285	$26,551
Federal funds sold	381	67	—
Total cash and cash equivalents	32,702	51,352	26,551
Securities available for sale	308,069	290,012	184,789
Loans, net of unearned income	1,142,459	1,105,677	719,834
Allowance for loan losses	(10,169)	(9,731)	(9,385)
Loans, net	1,132,290	1,095,946	710,449
Mortgage loans held for sale, net	31,163	24,969	12,031
Accrued interest receivable	7,474	7,117	4,298
Premises and equipment, net	19,955	19,458	9,721
Restricted equity securities, at cost	11,677	9,500	7,155
Other real estate, net	2,060	1,650	—
Cash surrender value of life insurance contracts	44,927	44,630	29,203
Deferred tax assets, net	7,913	7,681	2,498
Goodwill	43,627	43,464	11,404
Core deposit intangibles	8,693	8,931	1,404
Other assets	9,108	6,915	4,447
TOTAL ASSETS	$1,659,658	$1,611,625	$1,003,950

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Deposits
Demand	$225,360	$228,121	$136,467
Interest-bearing demand	140,201	150,188	84,644
Savings and money market deposit accounts	352,724	360,134	210,635
Time	615,990	610,942	408,268
Total deposits	1,334,275	1,349,385	840,014
Accrued interest payable	801	814	167
Subordinated debentures	11,562	11,542	—
Federal Home Loan Bank advances	102,874	42,061	44,910
Dividends payable	919	918	941
Other liabilities	6,887	5,954	5,329
TOTAL LIABILITIES	1,457,318	1,410,674	891,361

STOCKHOLDERS’ EQUITY
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued to date	—	—	—
Common stock, $1 par value; 30,000,000 shares authorized; 11,482,965, 11,479,608 and 7,839,562 shares issued and outstanding at June 30, 2018, March 31, 2018, and June 30, 2017, respectively	11,483	11,480	7,840
Additional paid-in capital	172,686	172,538	89,746
Retained earnings	21,090	19,870	15,516
Accumulated other comprehensive loss	(2,919)	(2,937)	(513)
TOTAL STOCKHOLDERS’ EQUITY	202,340	200,951	112,589
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,659,658	$1,611,625	$1,003,950

RELIANT BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIODS INDICATED
(Dollar Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
INTEREST INCOME
Interest and fees on loans	$14,066	$13,558	$8,333	$27,624	$16,115
Interest and fees on loans held for sale	326	481	115	807	209
Interest on investment securities, taxable	453	507	186	960	335
Interest on investment securities, nontaxable	1,708	1,504	946	3,212	1,774
Federal funds sold and other	277	312	124	589	244

TOTAL INTEREST INCOME	16,830	16,362	9,704	33,192	18,677

INTEREST EXPENSE
Deposits
Demand	84	77	46	161	89
Savings and money market	574	478	200	1,052	350
Time	2,199	1,996	853	4,195	1,546
Federal Home Loan Bank advances and other	397	272	102	669	218
Subordinated debentures	172	157	—	329	—
TOTAL INTEREST EXPENSE	3,426	2,980	1,201	6,406	2,203

NET INTEREST INCOME	13,404	13,382	8,503	26,786	16,474

PROVISION FOR LOAN LOSSES	300	137	245	437	655
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	13,104	13,245	8,258	26,349	15,819
NONINTEREST INCOME
Service charges on deposit accounts	900	771	317	1,671	627
Gains on mortgage loans sold, net	957	1,705	638	2,662	1,180
Gain on securities transactions, net	25	—	23	25	59
Gain on sale of other real estate	20	89	1	109	25
Other	352	426	252	778	479
TOTAL NONINTEREST INCOME	2,254	2,991	1,231	5,245	2,370

NONINTEREST EXPENSE
Salaries and employee benefits	6,613	6,954	4,485	13,567	8,754
Occupancy	1,210	1,229	870	2,439	1,632
Information technology	1,249	1,349	679	2,598	1,192
Advertising and public relations	141	89	48	230	123
Audit, legal and consulting	816	623	308	1,439	601
Federal deposit insurance	224	196	121	420	220
Merger expenses	2,483	177	—	2,660	—
Other operating	1,305	1,545	757	2,850	1,615
TOTAL NONINTEREST EXPENSE	14,041	12,162	7,268	26,203	14,137
INCOME BEFORE PROVISION FOR INCOME TAXES	1,317	4,074	2,221	5,391	4,052
INCOME TAX EXPENSE	115	797	427	912	699

CONSOLIDATED NET INCOME	1,202	3,277	1,794	4,479	3,353

NONCONTROLLING INTEREST IN NET LOSS OF SUBSIDIARY	937	464	393	1,401	892
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$2,139	$3,741	$2,187	$5,880	$4,245
Basic net income attributable to common shareholders, per share	$0.19	$0.33	$0.28	$0.52	$0.55
Diluted net income attributable to common shareholders, per share	$0.19	$0.33	$0.28	$0.51	$0.54

RELIANT BANCORP, INC.
SEGMENT FINANCIAL INFORMATION
FOR THE PERIODS INDICATED
(Dollar Amounts in Thousands)
(Unaudited)

Retail Banking
	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net interest income	$13,190	$13,044	$8,405	$26,234	$16,300
Provision for loan losses	300	137	245	437	655
Noninterest income	1,299	1,288	594	2,587	1,188
Noninterest expense (excluding merger expenses)	9,389	9,451	6,115	18,840	11,833
Merger expense	2,483	177	—	2,660	—
Income before provision for income taxes	2,317	4,567	2,639	6,884	5,000
Income tax expense	178	826	452	1,004	755
Net income attributable to common shareholders	$2,139	$3,741	$2,187	$5,880	$4,245

Residential Mortgage Banking
	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net interest income	$214	$338	$98	$552	$174
Provision for loan losses	—	—	—	—	—
Noninterest income	955	1,703	637	2,658	1,182
Noninterest expense	2,169	2,534	1,153	4,703	2,304
Loss before provision for income taxes	(1,000)	(493)	(418)	(1,493)	(948)
Income tax benefit	(63)	(29)	(25)	(92)	(56)
Net loss	(937)	(464)	(393)	(1,401)	(892)
Noncontrolling interest in net loss of subsidiary	937	464	393	1,401	892
Net income attributable to common shareholders	$—	$—	$—	$—	$—

The above financial information is presented, net of intercompany eliminations.

RELIANT BANCORP, INC.
SELECTED QUARTERLY FINANCIAL DATA
AT OR FOR THE THREE MONTHS ENDED
(Dollar Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	June 30, 2018	March 31, 2018	June 30, 2017
Per Common Share Data
Net income attributable to shareholders, per share
Basic	$0.19	$0.33	$0.28
Diluted	$0.19	$0.33	$0.28
Book value per common share	$17.62	$17.51	$14.36
Tangible book value per common share	$13.06	$12.94	$12.73
Basic weighted average common shares	11,396,829	11,385,323	7,775,179
Diluted weighted average common shares	11,495,233	11,477,934	7,873,126
Common shares outstanding at period end	11,482,965	11,479,608	7,839,562

Selected Balance Sheet Data
Tangible common equity (TCE) ratio	9.33%	9.53%	10.07%
Average loans	$1,119,884	$1,088,166	$703,596
Average earning assets (1)	1,492,007	1,478,465	919,463
Average total assets	1,629,714	1,613,086	972,112
Average stockholders' equity	202,305	201,433	109,637

Selected Asset Quality Measures
Nonaccrual loans	$4,360	$6,427	$5,856
90+ days past due still accruing	51	4	251
Total nonperforming loans	4,411	6,431	6,107
Total nonperforming assets (2)	6,471	8,081	6,107
Net charge offs (recoveries)	(139)	138	(49)
Nonperforming loans to total loans	0.39%	0.58%	0.85%
Nonperforming assets to total assets	0.39%	0.50%	0.61%
Nonperforming assets to total loans and other real estate	0.57%	0.73%	0.85%
Allowance for loan losses to total loans	0.89%	0.88%	1.30%
Allowance for loan losses to nonperforming loans	230.54%	151.31%	153.68%
Net charge offs (recoveries) to average loans (3)	(0.05)%	0.05%	(0.03)%

Capital Ratios (Bank Subsidiary Only)(5)
Tier 1 leverage	9.98%	10.25%	10.29%
Common equity tier 1	12.14%	12.85%	12.08%
Total risk-based capital	12.93%	13.65%	13.23%

Selected Performance Ratios (3) (4)
Return on average assets (ROA)	0.53%	0.93%	0.90%
Return on average stockholders' equity (ROE)	4.23%	7.43%	7.98%
Return on tangible common equity (ROTCE)	5.71%	10.04%	9.03%
Net interest margin	3.74%	3.79%	4.01%

(1) Average earning assets is the daily average of earning assets. Earning assets consists of loans, mortgage loans held for sale, federal funds sold, deposits with banks, investment securities and restricted equity securities.

(2) Nonperforming assets consist of nonperforming loans (excluding troubled debt restructurings) and other real estate.

(3) Data has been annualized.

(4) Return on average assets is defined as net income attributable to common shareholders divided by average total assets; return on average stockholders’ equity is defined as net income attributable to common shareholders divided by average stockholders’ equity; net interest margin is defined as net interest income calculated on a tax-equivalent basis divided by average earning assets.

(5) Current quarter capital ratios are estimated.

RELIANT BANCORP, INC.
YIELD TABLES
FOR THE PERIODS INDICATED
(Dollar Amounts in Thousands)
(Unaudited)

The following table sets forth the amount of our average balances, interest income or interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for interest-earning assets and interest-bearing liabilities, net interest spread and net interest margin for the periods indicated below:

	Three Months Ended June 30, 2018			Three Months Ended March 31, 2018			Three Months Ended June 30, 2017
	Average Balances	Rates / Yields (%)	Interest Income / Expense	Average Balances	Rates / Yields (%)	Interest Income / Expense	Average Balances	Rates / Yields (%)	Interest Income / Expense
Interest earning assets
Loans	$1,119,884	4.81	$13,393	$1,088,166	4.81	$12,872	$703,596	4.54	$7,801
Loan fees	—	0.24	673	—	0.26	686	—	0.30	532
Loans with fees	1,119,884	5.05	14,066	1,088,166	5.07	13,558	703,596	4.84	8,333
Mortgage loans held for sale	24,611	5.31	326	39,235	4.97	481	11,117	4.15	115
Deposits with banks	36,550	1.21	110	50,206	1.34	166	15,988	0.63	25
Investment securities - taxable	67,647	2.69	453	72,678	2.83	507	35,742	2.09	186
Investment securities - tax-exempt	231,874	3.75	1,708	218,246	3.57	1,504	144,969	4.08	946
Fed funds sold and other	11,441	5.85	167	9,934	5.96	146	8,051	4.93	99
Total earning assets	1,492,007	4.66	16,830	1,478,465	4.61	16,362	919,463	4.54	9,704
Nonearning assets	137,707			134,621			52,649
Total assets	$1,629,714			$1,613,086			$972,112
Interest bearing liabilities
Interest bearing demand	$143,811	0.23	$84	$154,318	0.20	$77	$88,514	0.21	$46
Savings and money market	357,475	0.64	574	344,641	0.56	478	210,576	0.38	200
Time deposits - retail	517,209	1.43	1,848	516,424	1.31	1,664	305,935	0.84	644
Time deposits - wholesale	92,197	1.53	351	95,743	1.41	332	89,117	0.94	209
Total interest bearing deposits	1,110,691	1.03	2,857	1,111,126	0.93	2,551	694,142	0.64	1,099
Federal Home Loan Bank advances	79,520	2.00	397	70,172	1.57	272	30,510	1.34	102
Subordinated debt	11,556	5.97	172	11,536	5.52	157	—	—	—
Total borrowed funds	91,076	2.51	569	81,708	2.13	429	30,510	1.34	102
Total interest-bearing liabilities	1,201,768	1.14	3,426	1,192,834	1.01	2,980	724,652	0.66	1,201
Net interest rate spread (%) / Net interest income ($)		3.52	13,404		3.60	13,382		3.88	8,503
Non-interest bearing deposits	219,860	(0.17)		212,614	(0.15)		134,724	(0.10)
Other non-interest bearing liabilities	5,781			6,205			3,099
Stockholder's equity	202,305			201,433			109,637
Total liabilities and stockholders' equity	$1,629,714			$1,613,086			$972,112
Cost of funds		0.97			0.86			0.56
Net interest margin		3.74			3.79			4.01

Yield Table Assumptions - Average loan balances are inclusive of nonperforming loans. Yields computed on tax-exempt instruments are on a tax equivalent basis. Net interest spread is calculated as the yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. Net interest margin is the result of net interest income calculated on a tax-equivalent basis divided by average interest earning assets for the period. Changes in net interest income are attributed to either changes in average balances (volume change) or changes in average rates (rate change) for earning assets and sources of funds on which interest is received or paid. Volume change is calculated as change in volume times the previous rate while rate change is change in rate times the previous volume. Changes not due solely to volume or rate changes are allocated to volume change and rate change in proportion to the relationship of the absolute dollar amounts of the change in each category.

RELIANT BANCORP, INC.
YIELD TABLES
FOR THE PERIODS INDICATED
(Dollar Amounts in Thousands)
(Unaudited)

The following table sets forth the amount of our average balances, interest income or interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for interest-earning assets and interest-bearing liabilities, net interest spread and net interest margin for the periods indicated below:

	Six Months Ended June 30, 2018			Six Months Ended June 30, 2017
	Average Balances	Rates / Yields (%)	Interest Income / Expense	Average Balances	Rates / Yields (%)	Interest Income / Expense
Interest earning assets
Loans	$1,104,025	4.81	$26,268	$688,316	4.51	$15,064
Loan fees	—	0.25	1356	—	0.31	1051
Loans with fees	1,104,025	5.06	27,624	688,316	4.82	16,115
Mortgage loans held for sale	31,923	5.10	807	10,798	3.90	209
Deposits with banks	43,378	1.28	276	15,540	0.64	49
Investment securities - taxable	70,162	2.76	960	33,418	2.02	335
Investment securities - tax-exempt	225,060	3.66	3,212	139,259	4.02	1,774
Fed funds sold and other	10,688	5.91	313	7,911	4.97	195
Total earning assets	1,485,236	4.63	33,192	895,242	4.51	18,677
Nonearning assets	136,163			53,955
Total assets	$1,621,399			$949,197
Interest bearing liabilities
Interest bearing demand	$149,065	0.22	$161	$85,647	0.21	$89
Savings and money market	351,058	0.60	1,052	197,724	0.36	350
Time deposits - retail	516,816	1.37	3,512	298,764	0.78	1,150
Time deposits - wholesale	93,970	1.47	683	85,546	0.93	396
Total interest bearing deposits	1,110,909	0.98	5,408	667,681	0.60	1,985
Federal Home Loan Bank advances and other	74,846	1.80	669	38,243	1.15	218
Subordinated debt	11,546	5.75	329	0	—	—
Total borrowed funds	86,392	2.33	998	38,243	1.15	218
Total interest-bearing liabilities	1,197,301	1.08	6,406	705,924	0.63	2,203
Net interest rate spread (%) / Net interest income ($)		3.55	26,786		3.88	16,474
Non-interest bearing deposits	216,237	(0.18)		132,054	(0.10)
Other non-interest bearing liabilities	5,992			3,037
Stockholder's equity	201,869			108,182
Total liabilities and stockholders' equity	$1,621,399			$949,197
Cost of funds		0.90			0.53
Net interest margin		3.76			4.01

Yield Table Assumptions - Average loan balances are inclusive of nonperforming loans. Yields computed on tax-exempt instruments are on a tax equivalent basis. Net interest spread is calculated as the yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. Net interest margin is the result of net interest income calculated on a tax-equivalent basis divided by average interest earning assets for the period. Changes in net interest income are attributed to either changes in average balances (volume change) or changes in average rates (rate change) for earning assets and sources of funds on which interest is received or paid. Volume change is calculated as change in volume times the previous rate while rate change is change in rate times the previous volume. Changes not due solely to volume or rate changes are allocated to volume change and rate change in proportion to the relationship of the absolute dollar amounts of the change in each category.

RELIANT BANCORP, INC.
NON-GAAP FINANCIAL MEASURES
FOR THE PERIODS INDICATED
(Dollar Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
NON-GAAP FINANCIAL MEASURES
Adjusted net interest margin (1)
Net interest income	$13,404	$13,382	$8,503	$26,786	$16,474
Purchase accounting adjustments	(326)	(508)	(125)	(834)	(243)
Adjusted net interest income	$13,078	$12,874	$8,378	$25,952	$16,231
Adjusted net interest margin	3.65%	3.65%	3.95%	3.65%	3.96%

Adjusted net income attributable to common shareholders and Related Impact on ROA, ROE, and Earnings per Diluted Share (1)
Net income attributable to common shareholders	$2,139	$3,741	$2,187	$5,880	$4,245

Purchase accounting adjustments	(73)	(293)	(28)	(366)	(53)
Merger expenses	2,483	177	—	2,660	—
Pre-tax adjustments to net income	2,410	(116)	(28)	2,294	(53)
Tax effect of adjustments to net income	632	(53)	(11)	580	(20)
After tax adjustments to net income	$1,778	$(63)	$(17)	$1,714	$(33)
Adjusted net income attributable to common shareholders	$3,917	$3,678	$2,170	$7,594	$4,212
Adjusted return on average assets	0.96%	0.91%	0.89%	0.94%	0.89%
Adjusted return on average stockholders' equity	7.75%	7.30%	7.92%	7.52%	7.79%
Adjusted return on tangible common equity	10.45%	7.86%	9.87%	10.16%	8.83%
Adjusted net income attributable to common shareholders, per diluted share	$0.34	$0.32	$0.28	$0.66	$0.54

Efficiency ratio (subsidiary bank only excluding mortgage segment)(1)
Non-interest expense	$8,867	$8,980	$5,780	$17,847	$11,167
Net interest income	13,190	13,044	8,405	26,234	16,301
Tax equivalent adjustment for tax exempt interest income	490	445	530	935	1,004
Non-interest income	1,299	1,288	594	2,587	1,188
Less gain on sale of other real estate	(20)	(89)	(1)	(109)	(25)
Less gain on sale of securities	(25)	—	(23)	(25)	(59)
Adjusted operating income	$14,934	$14,688	$9,505	$29,622	$18,409

Efficiency Ratio	59.37%	61.14%	60.81%	60.25%	60.66%

(1) Not a recognized measure under generally accepted accounting principles (GAAP).

CONTACT:
Reliant Bancorp, Inc.
DeVan Ard, 615-221-2020
Chairman, President and Chief Executive Officer